UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

POLARIS INDUSTRIES INC.

(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On April 12, 2005, Polaris Industries Inc. (the “Company”) announced that it had entered into an offer of employment (the “Offer Letter”) with Bennett J. Morgan in connection with his promotion to President and Chief Operating Officer of the Company, effective April 11, 2005. Pursuant to the Offer Letter, the Company has agreed to provide Mr. Morgan:

(i)	a base annual salary in the amount of $350,000, which will be reviewed annually by the Compensation Committee of the Board of Directors;

(ii)	an opportunity to earn an annual bonus based upon participation in the Company’s performance-based Senior Executive Annual Incentive Compensation Plan;

(iii)	an opportunity to receive incentive compensation awards under the Company’s performance-based Long Term Incentive Plan;

(iv)	a stock option to purchase 20,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock on the New York Stock Exchange on April 11, 2005, the date of grant, subject to the terms of the Company’s 1995 Stock Option Plan and the Company’s standard form of stock option agreement;

(v)	a stock option to purchase 15,000 shares of the Company’s common stock at an exercise price equal to 115% of the closing price of the common stock on the New York Stock Exchange on April 11, 2005, the date of grant, subject to the terms of the Company’s 1995 Stock Option Plan and the Company’s standard form of stock option agreement; and

(vi)	the opportunity to participate in the Company’s benefit programs and receive the perquisites made available by the Company to its executives including medical, dental, disability and life insurance coverage, financial planning and tax preparation services, 401(k) retirement savings plan and Supplemental Executive Retirement Plan participation, a country club membership, use of twelve of Polaris’ products in accordance with the Company’s guidelines and an annual physical examination at the Mayo Clinic for him and his spouse paid for by the Company.

      The description of the terms of the Offer Letter is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10(y) and is incorporated herein by reference.

      Mr. Morgan previously entered into a change of control agreement with the Company in form and substance substantially as previously filed by the Company as Exhibit 10(q) to its Annual Report on Form 10-K for the year ended December 31, 1996.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On April 12, 2005, the Company announced that Bennett J. Morgan, age 41, has been promoted to the position of President and Chief Operating Officer, effective immediately. Mr. Morgan has been employed by the Company in various management positions for the past seven years, most recently as its Vice President and General Manager—All-Terrain Vehicles (“ATV”) Division since November 2004. Mr. Morgan had been General Manager—ATV Division since May 2001. Prior thereto, Mr. Morgan was General Manager—Parts, Garments and Accessories

Division since 1997. Prior to his General Manager responsibilities, Mr. Morgan spent 10 years in various marketing, product development and operations responsibilities at Polaris after joining the Company in 1987. While Thomas C. Tiller served as the Company’s President prior to Mr. Morgan’s promotion, he will continue to serve as the Company’s Chief Executive Officer.

       On April 12, 2005 the Company also announced that Kenneth J. Sobaski, the Vice President — Sales, Marketing and Service will depart from the Company to pursue other interests.

Item 7.01 Regulation FD Disclosure.

      A copy of the press release relating to the Offer Letter and Mr. Morgan’s promotion to the position of President and Chief Operating Officer of the Company, as described in Items 1.01 and 5.02 above, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

      This information is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10(y)	Employment Offer Letter dated April 4, 2005 by and between Polaris Industries Inc. and Bennett J. Morgan

99.1	Press release dated April 12, 2005

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 18, 2005

POLARIS INDUSTRIES INC.
/s/ Michael W. Malone
Michael W. Malone
Vice President – Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

EXHIBIT INDEX

Exhibit No.	Description

10(y)	Employment Offer Letter dated April 4, 2005 by and between Polaris Industries Inc. and Bennett J. Morgan

99.1	Press release dated April 12, 2005

5